Exhibit 10.49

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

EVOFEM BIOSCIENCES, INC.

2012 EQUITY INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Evofem Biosciences, Inc. (the “Company”) hereby grants, under the provisions of the Evofem Biosciences, Inc. 2012 Equity Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Restricted Stock Award (the “Notice”) the number of shares of the Common Stock of the Company set forth in the Notice, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Award (collectively, the “Agreement”). The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Grantee: [ ]

Grant Date: [ ]

# of Shares of Restricted Stock: [ ]

Vesting Schedule: Subject to the provisions contained in Paragraphs 5, 6 and 7 of the Terms and Conditions, this Restricted Stock Award shall vest, and the applicable restrictions set forth in the Terms and Conditions shall lapse, in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date:

[Insert schedule—time-based or performance-based. The following is an example of a time-based schedule]

Vesting Date	Percentage of Award Vesting
First Anniversary of Grant Date	25%
Second Anniversary of Grant Date	25%
Third Anniversary of Grant Date	25%
Fourth Anniversary of Grant Date	25%

If the number of shares of Restricted Shares vesting as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.

Acceleration of Vesting on Change in Control: [add provisions if applicable; otherwise delete]

Acceleration of Vesting on Performance Goal: [add provisions if applicable; otherwise delete]

By signing below, the Grantee agrees that this Restricted Stock Award is granted under and governed by the terms and conditions of the Evofem Biosciences, Inc. 2012 Equity Incentive Plan and the attached Terms and Conditions.

Grantee	Evofem Biosciences, Inc.

	By:	Saundra Pelletier
	Title:	Chief Executive Officer
Date:	Date:

TERMS AND CONDITIONS OF STOCK OPTION AWARD

The Stock Option Award (the “Award”) granted by Evofem Biosciences, Inc. (the “Company”) under the provisions of the Evofem Biosciences, Inc. 2012 Equity Incentive Plan (the “Plan”) to the Participant specified in the Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) to which these Terms and Conditions of Stock Option Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, these Terms, and the terms applicable to Awards granted to service providers outside the U.S. set forth in the Appendix A hereto. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms (the Plan is available upon request). Together, the Notice, these Terms and all Exhibits and Appendices to the Notice and these Terms constitute the “Agreement.” When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

The Board has approved an award to the Participant of an Option with respect to a number of Shares, conditioned upon the Participant’s acceptance of the provisions set forth in the Notice and these Terms within sixty (60) days after the Notice and these Terms are presented to the Participant for review.

If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, this Option shall be treated as a non-qualified stock option (“NSO”).

The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.

1.	Definitions.

(a)    “Section 409A” means Section 409A of the Code.

(b)    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

(c)    “Separation from Service” means a termination of service of the Participant, as determined by the Board, which determination shall be final, binding and conclusive; provided, however, that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.	Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares. Until such time as the Option has been duly exercised and Shares have been delivered, the Participant shall have no rights as a shareholder of the Company and without limitation of the foregoing shall not be entitled to exercise any voting rights with respect to such Shares and shall not be entitled to receive dividends or other distributions with respect thereto.

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(b)    Method of Exercise. The Participant may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)    Acceleration of Vesting Under Certain Circumstances. The vesting and exercisability of the Option shall not be accelerated under any circumstances, except as otherwise provided in the Notice or the Plan.

3.	Method of Payment. If the Participant elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or certified check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:

(a)    cash or certified check;

(b)    a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price and any applicable withholding, or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;

(c)    surrender of other shares of Common Stock owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares and any applicable withholding; or

(d)    any other consideration that the Board deems appropriate and in compliance with applicable law.

4.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

5.	Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

6.	Withholding.

(a)    Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or exercise of the Option or the subsequent sale of Shares acquired upon exercise; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

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(b)    Prior to exercise of the Option, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or from proceeds of the sale of the Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Participant acquires to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold Shares otherwise issuable upon exercise of the Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver Shares upon exercise of the Option if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 7.

7.	Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and the Plan, and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this Award. The Participant releases and holds the Company, and its officers, directors, employees, stockholders and agents, harmless from any loss or claim related to or in any way connected with the tax consequences of the Option, including without limitation the treatment of the Option under Section 409A.

8.	Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Agreement, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to this Option unless and until the Board determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

9.	Right to Purchase Shares; Right of First Refusal. Notwithstanding the other provisions of this Agreement, at any time prior to an IPO, any Shares issued upon exercise of the Option shall be subject to the right of purchase and the right of first refusal in favor of the Company as set forth in the Plan.

10.	Market Stand-off Agreement. In connection with an IPO and upon request of the Company or the underwriters managing such IPO, the Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued upon exercise of the Option without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an IPO.

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11.	Miscellaneous.

(a)    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

(b)    Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms.

(g)    Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms in their entirety. In the event of any conflict between the provisions of these Terms and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by the Board, provided that no amendment may, without the consent of the Participant, materially impair the Participant’s rights with respect to the Award.

(h)    No Right to Continued Employment. Nothing in the Notice or these Terms shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

(i)    Further Assurances. The Participant agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Notice and these Terms and the Plan.

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(j)    Dispute Resolution.

(i)    Arbitration. If any controversy or claim arising out of this award cannot be resolved by the Participant and the Company (each a “party” and collectively, the “parties”), such conflict or claim shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association governing commercial disputes. Such matters will be arbitrated in the San Diego, California metropolitan area and, for purposes of these Terms, each party consents to arbitration in such place. Arbitration proceedings shall commence when either party notifies the other that a dispute to arbitration exists and requests that the dispute be arbitrated. If the parties to the dispute cannot within thirty (30) days after the request for arbitration is made mutually agree upon an arbitrator or arbitrators to settle the dispute, each party to the dispute shall select an arbitrator. The two arbitrators shall, within fifteen (15) days after the appointment of the last arbitrator, select a third arbitrator and the three arbitrators shall determine the matter. Each arbitrator shall act impartially. If for any reason an arbitrator is not appointed within the time provided or the arbitrators appointed by the parties cannot agree upon a third arbitrator, then an arbitrator shall be appointed by the Superior Court in and for the County of San Diego, California in accordance with applicable state law. Unless the parties mutually agree otherwise, any arbitrator selected will be familiar with equity compensation disputes. The final decision will be that of the sole arbitrator or of the majority of the arbitrators, and shall be final and binding upon the parties, except as otherwise provided by law. The sole arbitrator or the majority of arbitrators shall also determine the allocation of costs of the arbitration among the parties, and shall have the right to award to the prevailing party all cost of the arbitration, including reasonable attorneys’ fees.

(ii)    Jurisdiction and Venue. For purposes of enforcing the award or decision in any arbitration proceeding, each party hereto submits to the exclusive jurisdiction of California state courts located in the City of San Diego or the United States District Court for the Southern District of California. In that regard, each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that these Terms or the subject matter hereof may not be enforced in or by such court, and (ii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(k)    Confidentiality. The Participant agrees that the terms and conditions of the Restricted Stock Units award reflected in the Notice and these Terms are strictly confidential and, with the exception of Participant’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Participant further agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

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(l)    Restrictive Covenants. If the Participant is subject to any employment-related covenants (including covenants regarding non-competition, non-solicitation of customers/employees and preservation of confidential information) under any agreement with the Company or any Subsidiary, the vesting and receipt of benefits under this Award is specifically conditioned on the Participant’s compliance with such covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Participant has materially breached any such covenants, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Participant in its sole discretion some or all of the Shares (or proceeds received by the Participant from such Shares) paid to the Participant pursuant to this Agreement. The Participant recognizes that if the Participant breaches any such covenants, the losses to the Company and/or its Subsidiaries may amount to the full value of any Shares paid to the Participant pursuant to this Agreement.

(m)    Additional Acknowledgments; Appendix A. By accepting this Award, the Participant acknowledges and agrees that this Award is subject to the terms applicable to Awards granted to service providers outside the U.S. set forth in the Appendix A hereto. Appendix A constitutes part of this Agreement. Please review the provisions of Appendix A carefully, as this Award will be null and void absent the Participant’s acceptance of such provisions. The Company reserves the right to impose other requirements on the Award to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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APPENDIX A

TO THE TERMS AND CONDITIONS OF STOCK OPTION AWARD

Terms Applicable to Awards Granted to Service Providers Outside the U.S.

1.	DATA PRIVACY

By accepting the this Option, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document and any other grant materials by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Option.

The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliates, details of any entitlement to options, shares of stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections from the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Participant’s employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant to the Participant Options or other awards under the Plan or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to benefit from the Option. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

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2.	ADDITIONAL ACKNOWLEDGEMENTS

By entering into this Agreement and accepting the grant of the Option evidenced hereby, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, and all awards under the Plan are discretionary in nature;

(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options or benefits in lieu of Options, even if such awards have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)    the grant of Option shall not create a right to employment with the Company or any other Affiliate and shall not interfere with the ability of the Company or any Affiliate to terminate the Participant’s employment or service relationship (if any);

(e)    the Participant is voluntarily participating in the Plan;

(f)    the Option and any payment made pursuant to the Option, and the value and income of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments;

(g)    unless otherwise agreed with the Company, the Option and any Shares subject to the Option, and the value and income of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any affiliate;

(h)    in accepting the grant of the Option, the Participant expressly recognizes that the Option is an award made solely by the Company, with principal offices in San Diego, CA, U.S.A.; the Company is solely responsible for the administration of the Plan and the Participant’s participation in the Plan; in the event that the Participant is an employee or consultant of an Affiliate, the Option and the Participant’s participation in the Plan will not create a right to employment be interpreted to form an employment or service contract or relationship with the Company; furthermore, the Option will not be interpreted to form an employment or service contract with any Affiliate;

(i)    the future value of the Shares which may be delivered upon exercise of the Option is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Participant’s employment or service (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any) and, in consideration of the grant of the Option, the Participant irrevocably agrees never to institute any claim against the Company, the Participant’s employer or any other affiliate, waives the

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Participant’s ability, if any, to bring any such claim, and releases the Company, the Participant’s employer and any other affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim, and the Participant agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)    the Participant is solely responsible for investigating and complying with any exchange control laws applicable to the Participant in connection with his or her participation in the Plan;

(m)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(n)    neither the Company, the Participant’s employer nor any other affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option, any payment made pursuant to the Option or the subsequent sale of any shares of Common Stock acquired under the Plan.

3.	NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition of any Shares under the Plan or subsequent sale of such Shares. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.

4.	LANGUAGE

If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

5.	ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

6.	INSIDER-TRADING/MARKET-ABUSE LAWS

The Participant acknowledge that, depending on his or her country, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his

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or her ability to acquire or sell Shares acquired or rights to acquire Shares (e.g., Awards, Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for complying with any applicable restrictions, and the Participant is advised to speak to his or her personal legal advisor regarding this matter.

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TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

The Restricted Stock Award (the “Award”) granted by Evofem Biosciences, Inc. (the “Company”) under the provisions of the Evofem Biosciences, Inc. 2012 Equity Incentive Plan (the “Plan”), to the Grantee specified in the Notice of Grant of Restricted Stock Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms (the Plan is available upon request). Together, the Notice, the Plan and these Terms constitute the “Agreement.” When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes this Agreement, any reference to the Company shall include a reference to any Affiliate.

The Board has approved an award to the Grantee of a number of shares of the Company’s Common Stock, conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms within sixty (60) days after the Notice and these Terms are presented to the Grantee for review.

1.	Definitions.

(a)    “Section 409A” means Section 409A of the Code.

(b)    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

(c)    “Separation from Service” means a termination of service of the Grantee, as determined by the Board, which determination shall be final, binding and conclusive; provided, however, that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.	Grant of Restricted Stock.

(a)    Subject to the terms and conditions of the Plan, as of the Grant Date, the Company grants to the Grantee the number of shares of Common Stock set forth in the Notice (the “Restricted Shares”), subject to the restrictions set forth in Paragraph 3 of these Terms, the provisions of the Plan and the other provisions contained in these Terms. If and when the restrictions set forth in Paragraph 3 expire in accordance with these Terms without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of these Terms.

(b)    As soon as practicable after the Grant Date, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of and issued to the Grantee. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 4). Upon the request of the Company, the Grantee shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(c)    Except as provided in Paragraph 2(d), in the event that a certificate for the Restricted Shares is delivered to the Grantee, such certificate shall bear the following legend (the “Legend”):

THE OWNERSHIP AND TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE EVOFEM BIOSCIENCES, INC. 2012 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD NOTICE ENTERED INTO BETWEEN THE REGISTERED OWNER AND EVOFEM BIOSCIENCES, INC. COPIES OF SUCH PLAN AND NOTICE ARE ON FILE IN THE EXECUTIVE OFFICES OF EVOFEM BIOSCIENCES, INC.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

(d)    As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Grantee of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Grantee a certificate or certificates for the applicable Restricted Shares which shall not bear the Legend.

3.	Restrictions.

(a)    [The Grantee shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply] OR [The Grantee shall have no rights or privileges of a stockholder as to the Restricted Shares prior to vesting, including no right to vote or receive dividends or other distributions with respect to the Restricted Shares; in addition, the following provisions shall apply]:

(i) the Grantee shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;

(ii) none of the Restricted Shares may be sold, transferred (other than by will or the laws of descent and distribution), assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such shares; and

(iii) all of the Restricted Shares shall be forfeited and returned to the Company and all rights of the Grantee with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 5.

(b)    Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in these Terms shall be void and of no effect.

4.	Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Restricted Shares, or such applicable portion of the Restricted

Shares, are deemed vested under the schedule set forth in the Notice [(including any applicable accelerated vesting provisions set forth in the Notice)].

5.	Forfeiture.

(a)    Subject to Paragraph 7 below, if during the Restricted Period (i) the Grantee incurs a Separation from Service, (ii) there occurs a material breach of the Notice or these Terms by the Grantee or (iii) the Grantee fails to meet the tax withholding obligations described in Paragraph 6(b), all rights of the Grantee to the Restricted Shares that have not vested in accordance with Paragraph 4 as of the date of such Separation from Service [(including pursuant to any applicable accelerated vesting provisions set forth in the Notice)] shall terminate immediately and be forfeited in their entirety.

(b)    In the event of any forfeiture under this Paragraph 5, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited.

6.	Withholding.

(a)    Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Award or the subsequent sale of Shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)    Prior to vesting of the Award, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of the Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold Shares otherwise deliverable upon vesting at no more than the maximum applicable withholding rate. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares upon vesting of the Award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Paragraph 6.

7.	Board Discretion. Notwithstanding any provision of the Notice or these Terms to the contrary, the Board shall have discretion under the Plan to waive any forfeiture of the Restricted Shares as set forth in Paragraph 5, the Restricted Period and any other conditions set forth in the Notice or these Terms.

8.

Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and the Plan and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

9.	Regulatory Restrictions on the Restricted Shares. Notwithstanding the other provisions of this Agreement, the Board shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of Common Stock with respect to this Award unless and until the Board determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.	Right to Purchase Shares; Right of First Refusal. Notwithstanding the other provisions of this Agreement, at any time prior to an IPO, any Restricted Shares that become vested shall be subject to the right of purchase and the right of first refusal in favor of the Company as set forth in the Plan.

11.	Market Stand-off Agreement. In connection with an IPO and upon request of the Company or the underwriters managing such IPO, the Grantee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an IPO.

12.    Miscellaneous.

(a)    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)    Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms shall not operate or be construed as a waiver of any other or subsequent breach.

(c)    Entire Agreement. These Terms, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)    Binding Effect; Successors. These Terms shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)    Governing Law. The Notice and these Terms shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

(f)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms.

(g)    Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms in their entirety. In the event of any conflict between the provisions of these Terms and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by the Board, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Restricted Stock Award.

(h)    No Right to Continued Employment. Nothing in the Notice or these Terms shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(i)    Further Assurances. The Grantee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Notice and these Terms and the Plan.

(j)    Dispute Resolution.

(i)    Arbitration. If any controversy or claim arising out of this award cannot be resolved by the Grantee and the Company (each a “party” and collectively, the “parties”), such conflict or claim shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association governing commercial disputes. Such matters will be arbitrated in the San Diego, California metropolitan area and, for purposes of these Terms, each party consents to arbitration in such place. Arbitration proceedings shall commence when either party notifies the other that a dispute to arbitration exists and requests that the dispute be arbitrated. If the parties to the dispute cannot within thirty (30) days after the request for arbitration is made mutually agree upon an arbitrator or arbitrators to settle the dispute, each party to the dispute shall select an arbitrator. The two arbitrators shall, within fifteen (15) days after the appointment of the last arbitrator, select a third arbitrator and the three arbitrators shall determine the matter. Each arbitrator shall act impartially. If for any reason an arbitrator is not appointed within the time provided or the arbitrators appointed by the parties cannot agree upon a third arbitrator, then an arbitrator shall be appointed by the Superior Court in and for the County of San Diego, California in accordance with applicable state law. Unless the parties mutually agree otherwise, any arbitrator selected will be familiar with equity compensation disputes. The final decision will be that of the sole arbitrator or of the majority of the arbitrators, and shall be final and binding upon the parties, except as otherwise provided by law. The sole arbitrator or the majority of arbitrators shall also determine the allocation of costs of the arbitration among the parties, and shall have the right to award to the prevailing party all cost of the arbitration, including reasonable attorneys’ fees.

(ii)    Jurisdiction and Venue. For purposes of enforcing the award or decision in any arbitration proceeding, each party hereto submits to the exclusive jurisdiction of

California state courts located in the City of San Diego or the United States District Court for the Southern District of California. In that regard, each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that these Terms or the subject matter hereof may not be enforced in or by such court, and (ii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(k)    Confidentiality. The Grantee agrees that the terms and conditions of the Restricted Stock award reflected in the Notice and these Terms are strictly confidential and, with the exception of Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Grantee further agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.